EXHIBIT 32.

CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Semi-Annual Report of The Paul Revere Variable Annuity Contract Accumulation Fund (the “Registrant”) on Form N-CSR for the period ended June 30, 2003 (the “Report”), the undersigned hereby certifies, to the best of his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By (Signature and Title):	/s/ Donald E. Bogss
Donald E. Boggs, Chairman, Board of Managers Signing in the capacity of Chief Executive Officer and Chief Financial Officer

Date: August 29, 2003.